AGREEMENT OF EXCHANGE
                    of convertible preferred voting stock of
                                TOPAZ GROUP, INC
                      for one hundred percent (100%) of the
                   issued and outstanding preferred shares of
                        ADVANCE GEMS & JEWELRY CO., LTD.


     TOPAZ GROUP, INC. ("TOPAZ") is a development stage Co. presently listed for trading on the NASDAQ Bulletin Board; ADVANCE GEMS & JEWELRY CO. LTD. ("ADVANCE GEMS") is an operating company with its principal place of business located in Bangkok, Thailand; and BEST WORTH AGENTS, LTD. (B.V.I.) ("BEST WORTH") is the owner of one hundred percent (100%) of the issued and outstanding preferred stock of Advance Gems which stock constitutes all of the voting and dividend rights of Advance Gems. Topaz, Advance Gems, and Best Worth (sometimes collectively referred to herein, as the "Parties"), believe it is in their mutual best interests for Best Worth to exchange the preferred stock of Advance Gems it owns for convertible preferred stock of Topaz having both voting and dividend rights on the terms and conditions set forth in this Agreement of Exchange.

     Now therefore, the Parties agree as follows:

                                   ARTICLE I
                              AGREEMENT OF EXCHANGE

Section 1.01. Topaz, Advance Gems, and Best Worth agree to the exchange of stock as follows:

     (a) Best Worth will transfer to Topaz 98,000,000 Baht shares of the preferred stock of Advance Gems, which constitutes all of the issued and outstanding shares of preferred stock of Advance Gems;

     (b) In exchange for the transfer of shares by Best Worth in "a", Topaz will issue shares of its convertible preferred stock and cause appropriate shares certificates to be delivered to Best Worth as follows:

          (i) upon consummation of this Agreement, eleven million (11,000,000) shares of the voting convertible preferred stock of Topaz representing forty-four percent (44%) of the voting and dividend rights of Topaz following such issuance; and

          (ii) immediately upon receipt of the auditor's records of profits by Advance Gems, an additional number of shares of the voting convertible preferred stock of Topaz equal to the aggregate percentage increase in the 1999 profits of Advance Gems over 1998 aggregate profits of four million five hundred thousand dollars ($4,500,000). For example, if the combined 1999 profits of Advance Gems amount to an increase of fifty percent (50%) over into the combined 1998 profits, there would be an additional issuance to Best Worth of four million (4,000,000) shares.

                                   ARTICLE II
                         COVENANTS, REPRESENTATIONS AND
                               WARRANTIES OF TOPAZ

                                  LEGAL STATUS

Section 2.01. Topaz is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada with corporate power to own property in carry on its business as it is now being conducted.

Section 2.02. Topaz presently has one subsidiary. U.S. Heritage Corporation and also owns one hundred percent (100%) of the issued and outstanding preferred stock of Creative Gems and Jewelry Company Limited ("Creative") which constitutes all of the voting and dividend rights of Creative. Following consummation of this Agreement, Topaz will additionally own one hundred percent (100%) of the issued and outstanding preferred stock of Advance Gems which will considerate all of the voting and dividend rights of said corporation.

                                 CAPITALIZATION

Section 2.03. (a) Topaz has an authorized capitalization of 100,000,000 shares of common stock $.001 par value, of which 2,625,000 shares are issued and outstanding, fully paid, and nonassessable, and 26,000,000 shares of voting convertible preferred stock, $.001 par value, 11,375,000 of which are presently issued and outstanding.

     (b) Pursuant to the Agreement of Exchange between Topaz and Creative dated April 3, 1999, Topaz shall, upon receipt of the auditor's report of profits by Creative for 1999, issue to Best Worth an additional number of shares of the voting convertible preferred stock of Topaz equal to the percentage increase in Creative's 1999 profits over its 1998 profits, times 8,000,000.

                              FINANCIAL STATEMENTS

Section 2.04. (a) Topaz has delivered to Best Worth the balance sheet of Topaz as of December 31, 1997, the related statements of income and retained earnings for the year then ended, prepared internally and subject to normal changes resulting from year-end audit.

     (b) Other than changes in the usual and ordinary conduct of business since December 31, 1997, there have been, and at the closing date there will be, no changes in such financial statements.

                               TITLE TO PROPERTIES

Section 2.05. All book assets of Topaz are in existence, are in its possession, and are in good condition and repair. Topaz has good and marketable title to all of its assets and, except for any liens or encumbrances which are shown on its financial statements as of December 31, 1997, or which have arisen in the ordinary course of business since the date of such financial statements and which do not interfere with the conduct of its business in the ordinary course, holds such assets subject to no mortgage, lien, or encumbrance.



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

                                  INDEBTEDNESS

Section 2.06. Except as set forth in the balance sheet of Topaz as of December 31, 1997, there is no outstanding indebtedness other than liabilities incurred in the ordinary course of business or in connection with this transaction. Topaz is not in default in respect of any terms or conditions of indebtedness.

                     NO LITIGATION OR PROCEEDING PENDING OR THREATENED

Section 2.07. Topaz is not a party to, nor has it been threatened with, any litigation or governmental proceeding which, if decided adversely to it, would have a material adverse effect upon the transaction contemplated hereby, or upon the financial condition, net worth, prospects, or business of Topaz.

                     NO RESTRICTIONS PREVENTING TRANSACTION

Section 2.08. Topaz is not subject to any charter, bylaw, mortgage, lien, lease, agreement, judgment, or other restriction of any kind which would prevent consummation of the transaction contemplated by this Agreement

                              STATUS OF RECEIVABLES

Section 2.09. None of the accounts receivable or contracts receivable indicated in the financial statements which Topaz has delivered to Best Worth is subject to any counterclaim or setoff, and all such accounts receivable and contracts receivable are good and collectible at the aggregate recorded amount thereof.

                                      TAXES

Section 2.10. Topaz has filed all federal and state income tax or franchise tax returns which are required to be filed, has paid all taxes shown on said returns as have become due, and has paid all assessments received to the extent that such assessments have become due.

                       STATUS OF SHARES BEING TRANSFERRED

Section 2.11. The shares of stock of Topaz which are to be issued and delivered to Best Worth pursuant to the terms of this Agreement, when so issued and delivered will be validly authorized and issued, and will be fully paid and nonassessable; no shareholder of Topaz will have any preemptive right of subscription or purchase in respect thereof.

                         AUTHORITY TO EXECUTE AGREEMENT

Section 2.12. Topaz has the legal power and right to enter this Agreement subject to the approval of the principal terms of this Agreement by the outstanding shares, as those terms are defined in the General Corporation Law of Nevada. Topaz has obtained approval of the transaction set forth in this Agreement by its outstanding shares as required by the Nevada Revised Statutes and as indicated in the "Written Consent of Shareholders" attached hereto as Exhibit "A".



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

                                   DISCLOSURE

Section 2.13. At the date of this Agreement Topaz has, and at the closing date it will have, disclosed all events, conditions, and facts materially affecting the business and prospects of Topaz. Topaz has not now and will not have, at the closing date, withheld knowledge of any such events, conditions and facts which it knows, or has reasonable ground to know, may materially affect the business and prospects of Topaz. None of the representations and warranties of Topaz herein, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein not misleading.

                                  ARTICLE III
                          COVENANTS, REPRESENTATATIONS
                         AND WARRANTIES OF ADVANCE GEMS
                          AND BEST WORTH AS THEIR SOLE
                              PREFERRED SHAREHOLDER

                                  LEGAL STATUS

Section 3.01. Advance Gems is a corporation duly organized, validly existing, and in good standing under the laws of Thailand with corporate power to own property and carry on its business as it is now being conducted.

                                  SUBSIDIARIES

Section 3.02. Advance Gems has no subsidiaries nor any interest in any other corporation, firm or partnership.

                                 CAPITALIZATION

Section 3.03. Advance Gems has an authorized capitalization of 102,000,000 Baht shares of common stock, all of which are issued and outstanding, fully paid, and nonassessable representing fifty-one percent (51%) of its total capitalization. Advance Gems is authorized to issue 98,000,000 Baht shares of preferred stock, all of which are issued and outstanding, fully paid, and nonassessable, representing forty-nine percent (49%) of its total capitalization. There are no outstanding options, contracts, calls, commitments, or demands relating to the authorized but unissued stock of Advance Gems.

                              FINANCIAL STATEMENTS

Section 3.04. (a) Advance Gems has delivered to Topaz its balance sheet as of December 31, 1998, the related statements of income and retained earnings for the year then ended, prepared internally and subject to normal changes resulting from year-end audit.

     (b) Other than changes in the usual and ordinary conduct of the business since December 31, 1998, there have been, and at the closing date there will be, no changes in such financial statements.



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

                               TITLE TO PROPERTIES

Section 3.05. All books assets of Advance Gems are in existence, and in its possession, and are in good condition and repair and Advance Gems has good and marketable title to such assets. Except for any liens or encumbrances shown on the financial statements as of December 31, 1998, or which have arisen in the ordinary course of business since the date of such financial statements and which do not interfere with the conduct of its business in the ordinary course, such assets are not subject to any mortgage, lien, or encumbrance.

                                  INDEBTEDNESS

Section 3.06. Except as set forth in the balance sheet of Advance Gems as of December 31, 1998, there is no outstanding indebtedness other than liabilities incurred in the ordinary course of business or in connection with this transaction. Advance Gems is not in default in respect of any terms or conditions of indebtedness.

                     NO LITIGATION OR PROCEEDING PENDING OR THREATENED

Section 3.07. Advance Gems is not a party to, nor has it been threatened with, any litigation or governmental proceeding which, if decided adversely to it, would have a material adverse effect upon the transaction completed hereby, or upon the financial condition, net worth, prospects, or business of the corporation.

                      NO RESTRICTION PREVENTING TRANSACTION

Section 3.08. Advance Gems is not subject to any charter, bylaw, mortgage, lien, lease, agreement, judgment, or other restriction of any kind which would prevent consummation of the transaction contemplated by this agreement.

                              STATUS OF RECEIVABLES

Section 3.09. None of the accounts receivable or contracts receivable indicated in the financial statements which Advance Gems has delivered to Topaz is subject to any counterclaim or setoff, and all such accounts receivable and contracts receivable are good and collectible at the aggregate recorded amount thereof.

                                      TAXES

Section 3.10. Advance Gems has filed all applicable income, sales, and/or value added tax returns which are required to be filed, has paid all taxes shown on said returns as have become due, and has paid all assessments received to the extent that such assessments have become due.

                       STATUS OF SHARES BEING TRANSFERRED

Section 3.11. The shares of preferred stock of Advance Gems which are to be conveyed to Topaz pursuant to the terms of this Agreement, are validly authorized and issued, and are fully paid and nonassessable; no shareholder of Advance Gems will have any preemptive right of subscription or purchase in respect thereof.

                         AUTHORITY TO EXECUTE AGREEMENT

Section 3.12. Best Worth has the legal power and right to enter this Agreement and its consummation of this Agreement is not subject to the review or approval of any governmental or regulatory agency.

                      SHARES BEING ACQUIRED FOR INVESTMENT

Section 3.13. Best Worth is acquiring the shares of preferred stock of Topaz for investment and without any present intention to sell, distribute, transfer, or otherwise dispose of the shares. Best Worth will execute and deliver to Topaz on the closing date an investment letter substantially in the form attached hereto as Exhibit "B".

                       ACTIVITIES SINCE BALANCE SHEET DATE

Section 3.14. Since its balance sheet as of December 31, 1998, Advance Gems has not, and prior to the closing date will not have:

     (a) Issued or sold any stock, bond, or other corporate securities.

     (b) Except for current liabilities incurred and obligations under contracts entered into in the ordinary course of business, incurred any obligation or liability, absolute or contingent.

     (c) Except for current liabilities shown on the balance sheet and current liabilities incurred since that date in the ordinary course of business, discharged or satisfied any lien or encumbrance, or paid any obligation or liability, absolute or contingent.

     (d) Mortgaged, pledged, or subjected to lien or any other encumbrance, any of its assets, tangible or intangible.

     (e) Except in the ordinary course of business, sold or transferred any of its tangible assets or canceled any debts or claims.

     (f) Sold, assigned, or transferred any patents, formulas, trademarks, trade names, copyrights, licenses, or other intangible assets.

     (g) Suffered any extraordinary losses, been subjected to any strikes or other labor disturbances, or waived any rights of any substantial value.

     (h) Except for transactions contemplated by this agreement, entered into any transaction other than in the ordinary course of business.

                                   DISCLOSURE

Section 3.15. At the date of this agreement Advance Gems has, and at the closing date it will have, disclosed all events, conditions, and facts materially affecting their business and prospects and it has not now and will not have, at the closing date, withheld knowledge of any such events, conditions, and facts which it knows, or has reasonable ground to know, may materially affect their business and prospects. None of the representations and warranties made by Advance Gems herein, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein not misleading.

                                   ARTICLE IV
                             Conduct of Business of
                              Topaz Pending Closing

                       ACCESS TO INFORMATION AND DOCUMENTS

Section 4.01. (a) Topaz will afford Best Worth, from the date hereof until consummation of the Agreement, full access during normal business hours to all properties, books, accounts, contracts, commitments, and records of every kind of Topaz in order that Best Worth may have full opportunity to make such investigation as it shall desire to make of, and to keep itself informed with respect to, the affairs of Topaz.

     (b) In addition, Topaz will permit Best Worth to make extracts or copies of all such books, accounts, contracts, commitments, and records and will furnish to Best Worth, within 10 days after demand, such further financial in operating data as other information with respect to the business and assets of Topaz as Best Worth shall reasonably request from time to time.

     (c) Best Worth will use any information so secured only for its own purposes in connection with the consummation of the transaction contemplated hereby and will not divulge the information to any persons not entitled thereto.

                           CARRY ON BUSINESS AS USUAL

Section 4.02. Topaz look carry on its business in substantially the same manner as heretofore.

                          SATISFY CONDITIONS PRECEDENT

Section 4.03. Topaz we use its best efforts to cause the satisfaction of all conditions precedent contained in this Agreement.

                                   ARTICLE V
                             Conduct of Business of
                          Advance Gems Pending Closing

                       ACCESS TO INFORMATION AND DOCUMENTS

Section 5.01. (a) Best Worth will cause Advance Gems to afford Topaz, from the date hereof until consummation of the Agreement, full access during normal business hours to all of the properties, books, accounts, contracts, commitments, and records of every kind in order that Topaz may have full opportunity to make such investigation as it shall desire to make of, and to keep itself informed with respect to, the affairs of Advance Gems.

     (b) In addition, Best Worth will cause Advance Gems to permit Topaz to make extracts or copies of all such books, accounts, contracts commitments, and records and will furnish to Topaz, within 10 days after demand, such further financial and operating data and other information with respect to their respective businesses and assets as Topaz shall reasonably request from time to time.

     (c) Topaz will use any information so secured only for its own purposes in connection with the consummation of the transaction contemplated hereby and will not divulge the information to any persons not entitled thereto.


                          SATISFY CONDITIONS PRECEDENT

Section 5.02. Best Worth will use its best efforts to cause the satisfaction of all conditions precedent contained in this Agreement.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO OBLIGATION
                                OF TOPAZ TO CLOSE

Section 6.01. The obligations of Topaz to consummate the Agreement shall be subject to the following conditions precedent:

                   TRUTH OF REPRESENTATIONS AND WARRANTIES AND
                            COMPLIANCE WITH COVENANTS

     (a) Representations and warranties of Best Worth contained herein shall be true as of the closing date with the same effect as though made on the closing date. Best Worth shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by him prior to the closing date.

                       COMMITMENT AS TO INVESTMENT PURPOSE

     (b) Best Worth shall have delivered to Topaz, prior to the closing date, a written commitment in form satisfactory to Topaz, that it is taking the shares of common stock of Topaz for purposes of investment and will not dispose of the shares received by it hereunder in a manner which would result in a violation of the Securities Act of 1933.

                     ACCEPTABILITY OF PAPERS AND PROCEEDINGS

     (c) To the extent reasonably requested by Topaz, the form and substance of all papers and proceedings hereunder shall be reasonably acceptable to counsel for Topaz.

                            APPROVAL OF SHAREHOLDERS

     (d) The principal terms of this Agreement shall have been approved by the outstanding shares of the stock of Topaz as required by the Nevada Revised Statutes.

                              FINANCIAL STATEMENTS

     (e) Best Worth shall cause to be delivered to Topaz, unaudited financial statements of Advance Gems for the fiscal year ended December 31, 1998.

                                  ARTICLE VII
                             CONDITIONS PRECEDENT TO
                       OBLIGATIONS OF BEST WORTH TO CLOSE

Section 7.01. The obligations of Best Worth to consummate the Agreement shall be subject to the following conditions precedent:

                     TRUTH OF REPRESENTATIONS AND WARRANTIES
                          AND COMPLIANCE WITH COVENANTS

     (a) Representations and warranties of Topaz contained herein shall be true as of the closing date with the same effect as though made on the closing date. Topaz shall have performed all obligations and complied with all covenants required by this agreement to be performed or complied with by it prior to the closing date.

                         OPINION FROM COUNSEL FOR TOPAZ

     (b) On the closing date, there shall be furnished to Best Worth an opinion from Counsel to Topaz dated the closing date and in form satisfactory to Best Worth ad/or its counsel, to the effect that Topaz is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and that the shares of preferred stock of Topaz delivered to Best Worth on the closing date have been duly authorized, issued and delivered and are validly issued and outstanding, fully paid in nonassessable shares of preferred stock of Topaz.

                                  ARTICLE VIII
                           CONSUMMATION OF TRANSACTION

                           CONSIDERATION OF BEST WORTH

Section 8.01. Best Worth shall deliver to Topaz on the closing date, certificates representing all of the issued and outstanding shares of preferred stock of Advance Gems.

                             CONSIDERATION OF TOPAZ

Section 8.02. (a) Topaz shall deliver to Best Worth on the closing date, certificates representing 26,000,000 shares of common stock of Topaz.

     (b) Upon delivery to Topaz of the auditor's report of the 1999 profits of Advance Gems, Topaz shall deliver to Best Worth, certificates representing the number of preferred shares of Topaz determined as provided in Section 1.01(b)(ii).

                                    EXPENSES

Section 8.03. Topaz shall pay the expenses and costs incident to the consummation of this agreement.

                                   ARTICLE IX
                         Interpretation and Enforcement

                                     NOTICES

Section 9.01. Any notice or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or deposited with a public telegraph company for transmittal, charges prepaid, if such communication is addressed.

     (a) In the case of Topaz, to: 3030 BRIDGEWAY, SUITE 100, SAUSALITO, CA
94965

or to such other person or address as Topaz may from time to time furnish to Best Worth for that purpose.

     (b) In the case of Best Worth to: 126/1 KRUNGTHONBURI ROAD, KLONGSARN, BANGKOK THAILAND or to such other person or address as Best Worth may from time to time furnish to Topaz for that purpose.

     (c) In the case of Advance Gems to: 126/1 KRUNGTHONBURI ROAD, KLONGSARN, BANGKOK THAILAND.

or to such other person or address as Advance Gems may from time to time furnish to Topaz for that purpose.

                                   ASSIGNMENT

Section 9.02. (a) Receipt as limited by the provisions of subsection (b), this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

     (b) Any assignment of this Agreement or the rights hereunder of any party, without the written consent of the other parties shall be void.

                         ENTIRE AGREEMENT; COUNTERPARTS

Section 9.03. This instrument and the exhibits hereto contain the entire Agreement between the parties with respect to the transaction contemplated hereby. It may be executed in any number of counterparts each of which shall be deemed an original, but such counterparts together constitute only one in the sworn instrument.

                                 CONTROLLING LAW

Section 9.04. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Nevada.

Executed on April 30, 1999 at SAUSALITO, CA


/s/
------------------------------------------------------
MS. JARIYA SAE-FA, MR. KIATTICHAI TANTIKITMANEE

/s/
------------------------------------------------------
JANE KELLY, SECRETARY TOPAZ GROUP, INC.

/s/
------------------------------------------------------
JARIYA SAE-FA, DIRECTOR BEST WORTH (BVI)



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